As filed with the Securities and Exchange Commission on October 1, 2026

Registration No. 333- _______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUANOME TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	82-1978491
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

112 W 34th St, FL 18, Room 18022

New York, NY 10120

(Address of Principal Executive Offices) (Zip Code)

Lakeside Holding Limited 2025 Long-Term Incentive Plan

(Full title of the plan)

Yang Li
Chief Executive Officer
112 W 34th St, FL 18, Room 18022
New York, NY 10120
(778) 888-7232

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Yao Zhang, Esq. Shuang Li, Esq. Sunsea Law Group P.C. 18300 Karman Ave Suite 970 Irvine, CA 92612 +1 (628) 588-2348

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Quanome Technologies, Inc. (formerly known as Lakeside Holding Limited, the “Registrant”), to register a total of 5,000,000 shares of its Common Stock, par value $0.0001 per share (“Common Stock”), pursuant to the Lakeside Holding Limited 2025 Long-Term Incentive Plan (the “2025 Plan”), together with such additional shares as may become issuable in accordance with the adjustment and anti-dilution provisions of the 2025 Plan.

The Registrant will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement, other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”) and additional information about the 2025 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the 2025 Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (“SEC”) either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC’s rules allow us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Registration Statement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this Registration Statement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or a subsequently filed document incorporated by reference modifies or replaces that statement.

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026, filed with the SEC on September 25, 2026;

(b)	The Registrant’s Current Reports on Form 8-K filed with the SEC on July 7, 2026, July 10, 2026, August 4, 2026, September 21 and September 21 (other than any portions thereof deemed furnished and not filed); and

(c)	The description of the Common Stock contained in Exhibit 4.3 to the 10-K for the year ended June 30, 2026, filed with the SEC on September 25, 2026, including any amendment or other report filed for the purpose of updating such description.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein, and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide without charge to each person, including any beneficial owner, to whom this Registration Statement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this Registration Statement, but not delivered with this Registration Statement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the Registration Statement. You should direct any requests for such documents to:

Quanome Technologies, Inc.

112 W 34th St, FL 18, Room 18022

New York, NY 10120

Attn: Yang Li, Chief Executive Officer

(778) 888-7232

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant is a Nevada corporation. The Registrant’s Articles of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

Nevada Law

Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Charter Provisions

Pursuant to our bylaws, we may indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them, including, but not limited to, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Company.

Pursuant to our articles, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, or upon receipt of an undertaking or surety by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or thereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under the article.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Document Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-42140), filed with the SEC on July 7, 2026).
3.2	Certificate of Amendment to the Articles of Incorporation of the Registrant, dated July 2, 2026 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-42140), filed with the SEC on July 7, 2026).
3.3	Certificate of Amendment to the Articles of Incorporation of the Registrant, dated July 31, 2026 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-42140), filed with the SEC on August 4, 2026).
3.4	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-278416), filed with the SEC on April 1, 2024).
3.5	Amendment No. 1 to the Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-42140), filed with the SEC on August 4, 2026).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-297324), filed with the SEC on August 5, 2026).
5.1*	Opinion of Flangas Law Group.
10.1	Lakeside Holding Limited 2025 Long-Term Incentive Plan (incorporated by reference to Appendix D to the Definitive Proxy Statement on Schedule 14A filed by the Registrant on November 5, 2025).
23.1*	Consent of Flangas Law Group (included as part of Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm.
107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act; and

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on October 1, 2026.

Quanome Technologies, Inc.
By:	/s/ Yang Li
Name:	Yang Li
Title:	Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Yang Li	Chief Executive Officer, Chief Operating Officer, Chairman and Director	October 1, 2026
Yang Li	(Principal Executive Officer)

/s/ Long (Leo) Yi	Director and Chief Financial Officer	October 1, 2026
Long (Leo) Yi	(Principal Financial and Accounting Officer)

/s/ Chao Liu	Independent Director	October 1, 2026
Chao Liu

/s/ Aik Siang Goh	Independent Director	October 1, 2026
Aik Siang Goh

/s/ Zhengyi (Janice) Fang	Independent Director	October 1, 2026
Zhengyi (Janice) Fang